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                                                                   EXHIBIT 10.14



                       MP3.COM MUSIC SUBMISSION AGREEMENT

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This agreement describes the legal relationship between you (an individual artist, or, in the case where you are involved with a band, an individual acting as the legal representative of your band) and Zco, Inc. (a corporation doing business as MP3.com, and referred to in this agreement as "we" or "us"]. Please read it very carefully. BY CLICKING ON THE "I AGREE" BUTTON BELOW, YOU INDICATE THAT YOU AGREE TO BE BOUND BY ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT. FURTHER, BY SUBMITTING ANY MUSIC OR OTHER CONTENT TO US, YOU INDICATE THAT YOU AGREE TO BE BOUND BY THIS AGREEMENT.

This agreement addresses two different types of situations. The first situation is our "Standard Program," where you supply songs and/or other content to us and allow us to include your material in our database which we make freely available over the Web, and allow us to make certain other uses of your material. The second situation is our Digital Automatic Music ["DAM"] System, under which you supply us with at least one song which we can make freely available, and a number of other songs which we can distribute on your behalf on compact disk. The legal terms which apply to the Standard Program are described below in Part I. The legal terms which apply to the DAM System are described in Part II. One or the other of these parts may not apply to you. Legal terms applicable to both situations, INCLUDING YOUR RIGHT TO TERMINATE THIS AGREEMENT AND ALL LICENSES GRANTED TO US AT ANY TIME, are described in
Part III.

                            PART I: STANDARD PROGRAM

If you provide us with sound recordings, musical works and/or other material (such as pictures, videos, song lyrics, etc.) for use as part of our Standard Program (collectively "Standard Program Material"], the following terms apply:

1. STANDARD PROGRAM LICENSE GRANT. You hereby grant to us, and by the act of delivering Standard Program Material to us grant to us, a nonexclusive, worldwide, royalty-free license to: (a) reproduce, distribute, publicly perform, publicly display and digitally perform the Standard Program Material in whole or in part (including the right to create compilations which include your songs);
(b) create and use samples of the Standard Program Material solely for the purpose of demonstrating or promoting our or your products or services; (c) use any trademarks, service marks or trade names incorporated in the Standard Program Material in connection with your material; and (d) use the name and likeness of any individuals represented in the Standard Program Material only in connection with your material.

                              PART II: DAM SYSTEM

If you provide us with sound recordings, musical works and/or material (such as pictures, videos, song lyrics, etc.) for use as part of our DAM System, the following terms apply:

1. LICENSE GRANT FOR SAMPLE SONG(S) AND COLLATERAL MATERIAL. As part of your participation in the DAM System you will deliver one or more songs to us which we can make widely available as samples of your work ["Sample Songs."] You may also deliver other materials related to you or any of your songs ["Collateral Material"]. You hereby grant to us, and by the act of delivering Sample Songs and Collateral Material

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to us grant to us, a nonexclusive, worldwide, royalty-free license to: (a)
reproduce, distribute, publicly perform, publicly display and digitally perform the Sample Songs and the Collateral Material in whole or in part (including the right to create compilations which include the Sample Songs and related Collateral Material); (b) create and use samples of the Sample Songs and Collateral Material solely for the purpose of demonstrating or promoting our or your products or services; (c) convert your songs from MP3 format to redbook format in order to distribute them on a DAM CD; (d) use any trademarks, service marks or trade names incorporated in the Sample Songs and/or the Collateral Material only in connection with your material; and (e) use the name and likeness of any individuals represented in the Sample Songs and/or the Collateral Material only in connection with your material.

2. LICENSE GRANT FOR DAM SONGS. As part of your participation in the DAM System you will deliver several songs to us which we can only make available on CDs as part of the DAM System ["DAM Songs"]. You hereby grant to us, and by the act of delivering DAM Songs to us grant to us, a nonexclusive, worldwide license to: (a) reproduce and distribute each DAM Song only in connection with distributing CDs containing your songs as part of our DAM System; (b) convert your songs from MP3 format to redbook format in order to distribute them on a DAM CD; and (c) use any trademarks, service marks or trade names incorporated in the DAM Songs only in connection with your material.

3. PAYMENTS. You will set the price of the CDs which contain your DAM Songs. We will pay you 50% of the Net Revenue we receive from sales of such CDs. "Net Revenue" means the gross revenues we actually receive from such sales, less only sales, use, value added, or similar taxes, customs duties, import or export taxes of levies, shipping or freight, and all returns. We will determine the amount owed to you on a quarterly basis. Within 60 days of the close of each quarter in which we have sold any CDs containing your DAM Songs, we will send you a detailed accounting statement and a check payable in U.S. Dollars in the appropriate amount, except if the amount we owe you is less than $50.00 then we will hold the money until either (i) the total cumulative amount we owe you at the end of any particular quarter is greater than $50.00, or (ii) this agreement terminates. We agree to keep accurate books and records covering all transactions related to this agreement. During the one year period following your receipt of an accounting statement you may, at your expense and upon reasonable notice, inspect our records related to that statement at our offices or at a location specified by us, provided that your inspection must not unreasonably interfere with our business. If your inspection reveals that we have underpaid you we will promptly correct the deficiency, plus 10% interest.

                            PART III: GENERAL TERMS

The following terms apply to both the Standard Program and to the DAM System:

1. OWNERSHIP. You retain ownership of the copyrights and all other rights in your songs, subject to the non-exclusive rights granted to us under this agreement. You are free to grant similar rights to others during and after the term of this agreement.

2.   TERMINATION. You may terminate this agreement at any time by so notifying

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us; the agreement will terminate upon our actual receipt of such notice. We may terminate this agreement at any time by so notifying you; the agreement will terminate upon your actual receipt of such notice or three days after we have sent a notice of termination to the e-mail address which you supply us below. Upon termination, all of our license rights terminate, except that we retain those rights necessary for us to sell any CDs or other tangible goods which we have produced prior to the date of termination which incorporate any of your Material (as defined in section 3 below). Our obligation to pay you amounts due to you under this agreement survives termination. Also, sections 3 and 6 below survive termination.

3. REPRESENTATIONS AND WARRANTIES. The term "Material" means all material that you submit to us, including Standard Program Material, Sample Songs, DAM Songs and Collateral Material, as applicable. You represent and warrant that (a) the Material is your or your band's own original work, and contains no sampled material, (b) you have full right and power to enter into and perform this agreement, and have secured all third party consents necessary to enter into this agreement, (c) the Material does not and will not infringe on any third party's copyright, patent, trademark, trade secret or other proprietary rights, rights of publicity or privacy, or moral rights (d) the Material does not and will not violate any law, statute, ordinance or regulation; (e) the Material is not and will not be defamatory, trade libelous, pornographic or obscene, (f) the Material does not and will not contain any viruses or other programming routines that detrimentally interfere with computer systems or data, (g) all factual assertions that you have made and will make to us are true and complete. You agree to indemnify and hold us and our customers harmless from any and all damages and costs, including reasonable attorney's fees, arising out of or related to your breach of the representations and warranties described in this section. You agree to execute and deliver documents to us, upon our reasonable request, that evidence or effectuate our rights under this agreement.

4. DETERMINING TYPE OF CONTENT. We will implement and maintain business practices which enable us to accurately categorize content that you deliver to us. If we make an error in good faith, however (for example, if we erroneously categorize a song that you send to us as a "Sample Song" when in fact you intended it to be a "DAM Song") and consequently exceed our license rights, your sole and exclusive remedy will be for us to take all reasonable steps to promptly correct the error as soon as we become aware of the error.

5. DISCLAIMER. We provide our products and services related to this agreement "AS IS" without warranty of any kind.

6. WAIVER OF CERTAIN DAMAGES. EXCEPT FOR A BREACH OF SECTION 3 OF PART III, NEITHER YOU OR US WILL BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, EXEMPLARY, SPECIAL OR INCIDENTAL DAMAGES ARISING FROM OR RELATING TO THIS AGREEMENT.

7. MISCELLANEOUS. This agreement will be governed by California law, excluding conflict of law principles. Any action or proceeding arising out of or related to this agreement must be brought in a state or Federal court located in San Diego County, California, and we both irrevocably submit to the exclusive jurisdiction of such courts. All notices, requests and other communications under this agreement must be
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in writing (e-mail messages shall be deemed writings). This agreement sets forth the entire understanding and agreement of the parties as to this agreement's subject matter and supersedes all prior proposals, discussions or agreements with respect to such subject matter. It may be changed only by a writing signed by both parties (e-mail headers and/or plaintext signatures on e-mail messages shall be deemed signatures).

The address and phone info below will not be given out to anyone. It's only for our internal records.

I AM OVER 18 YEARS OF AGE: [ ] NO   [ ] YES
I AM ACTING ON BEHALF OF THE FOLLOWING BAND (IF APPLICABLE):
______________________________________

MY NAME: _____________________________

ADDRESS: _____________________________

PHONE:   _____________________________

E-MAIL:  _____________________________

I HAVE READ AND AGREE TO BE BOUND BY THE MP3.COM MUSIC
SUBMISSION AGREEMENT:
[ ] I AGREE   [ ] I DON'T AGREE

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